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                                                                      Exhibit 24

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of American Community Bancshares, Inc., and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Randy P. Helton and Dan R. Ellis, Jr., or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) Registration Statement on Form SB-2 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of not in excess of $10 million worth of shares of common stock of American Community Bancshares, Inc., $1.00 par value per share, each with a detachable right to purchase one additional of the $1.00 par value common stock, to be issued in connection with a public offering through an Underwriting Agreement with Ryan Beck & Company, LLC, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), and (b) such registration statement, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of American Community Bancshares, Inc. and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as American Community Bancshares, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of American Community Bancshares, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statement, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

          IN WITNESS WHEREOF, American Community Bancshares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                                    AMERICAN COMMUNITY BANCSHARES, INC.
                                    (Registrant)

                                    By:     /s/ Randy P. Helton
                                            --------------------
                                    Randy P. Helton, President and CEO


Dated:    February 26, 2002


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SIGNATURE                             CAPACITY
---------                             --------

/s/ Randy P. Helton                   President, Chief Executive Officer and
-------------------
Randy P. Helton                       Director

/s/ Dan R. Ellis, Jr.                 Senior Vice President, Secretary and Chief
---------------------
Dan R. Ellis, Jr.                     Financial Officer

/s/ Robert D. Dinsmore, Jr.           Director
---------------------------
Robert D. Dinsmore, Jr.

----------------------                Director
Thomas J. Hall

/s/Larry S. Helms                     Director
-----------------
Larry S. Helms

/s/ Kenneth W. Long                   Director
-------------------
Kenneth W. Long

/s/ L. Steven Phillips                Director
----------------------
L. Steven Phillips

/s/ Alison J.Smith                    Chairperson and Director
------------------
Alison J. Smith

/s/ L. Carlton Tyson                  Director
--------------------
L. Carlton Tyson

/s/ David D. Whitley                  Director
--------------------
David D. Whitley

/s/ Gregory N. Wylie                  Director
--------------------
Gregory N. Wylie